UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010 (October 27, 2010)

DIGITALGLOBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260 Longmont, Colorado	80503
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 684-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2010, the Board of Directors of DigitalGlobe, Inc. (the “Company”) appointed Ms. Kimberly Till as a Class III independent director. Ms. Till will serve as a member of the Governance and Nominating Committee.

Ms. Till is currently the President and Chief Executive Officer and a Director of Harris Interactive, a global leader in custom market research. Prior to joining Harris Interactive she served as the Chief Executive Officer, North America, of Taylor Nelson Sofres, which was the world’s largest custom market research company. Before that Ms. Till was Vice President of the Worldwide Media and Entertainment Group in the Communications Sector at Microsoft. Earlier in her career, she held senior management positions at AOL International and Sony Corporation of America.

Ms. Till will receive the Company’s standard compensation package for non-employee directors, which includes an initial equity grant having a value of $170,000.

A copy of the Company’s press release dated November 1, 2010 announcing the appointment of Ms. Till as a director is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	DigitalGlobe, Inc.’s press release, dated November 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2010

DIGITALGLOBE, INC.

By: /s/ Yancey L. Spruill
Name: Yancey L. Spruill
Title: Executive Vice President, Chief Financial Officer
and Treasurer